                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                         Progress Software Corporation
                (Name of Registrant as Specified In Its Charter)


                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                         PROGRESS SOFTWARE CORPORATION
                                  14 OAK PARK
                          BEDFORD, MASSACHUSETTS 01730

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Progress Software Corporation will be held on Friday, April 24, 1998, commencing at 9:00 A.M., local time, at the principal executive offices of the Corporation, at 14 Oak Park, Bedford, Massachusetts 01730, for the following purposes:

        1. To fix the number of directors constituting the full Board of Directors of the Company at eight.

        2.  To consider and vote upon the election of eight directors.

        3. To act upon a proposal to amend the Company's 1991 Employee Stock Purchase Plan to increase the maximum number of shares that may be issued under such plan from 300,000 shares to 500,000 shares.

        4. To transact such other business as may properly come before the meeting and any adjournment thereof.

     The Board of Directors has fixed the close of business on February 27, 1998 as the record date for determination of shareholders entitled to receive notice of and vote at the meeting and any adjournment thereof.

                                            By Order of the Board of Directors,

                                           Joseph W. Alsop
                                              Clerk

March 23, 1998

     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE. A POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                         PROGRESS SOFTWARE CORPORATION
                                  14 OAK PARK
                          BEDFORD, MASSACHUSETTS 01730

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Progress Software Corporation (the "Company") of proxies for use at the 1998 Annual Meeting of Shareholders (the "1998 Annual Meeting") to be held on April 24, 1998, at 9:00 A.M., local time, at the principal executive offices of the Company, at 14 Oak Park, Bedford, Massachusetts 01730. It is anticipated that this Proxy Statement and the accompanying form of proxy will first be mailed to shareholders on or about March 23, 1998. The cost of solicitation of proxies will be borne by the Company.

     At the 1998 Annual Meeting, the shareholders of the Company will be asked to consider and vote upon the following specific matters:

        (1) To fix the number of directors constituting the full Board of Directors of the Company at eight;

        (2) To consider and vote upon the election of eight directors;

        (3) To act upon a proposal to amend the Company's 1991 Employee Stock Purchase Plan to increase the maximum number of shares that may be issued under such plan from 300,000 shares to 500,000 shares; and

        (4) To transact such other business as may properly come before the meeting and any adjournment thereof.

     The information contained in the "Compensation Committee Report" on pages 11 and 12 and the "Stock Performance Graph" on page 13 shall not be deemed "filed" with the Securities and Exchange Commission (the "Commission") or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.

                               VOTING PROCEDURES

     Only holders of record of Common Stock, par value $.01, of the Company outstanding at the close of business on February 27, 1998 are entitled to vote at the 1998 Annual Meeting and any adjournment thereof. As of that date, there were 11,384,322 shares outstanding and entitled to vote. Each outstanding share entitles the holder thereof to one vote on any proposal presented at the meeting.

     Any shareholder who has given a proxy may revoke it at any time prior to its exercise at the 1998 Annual Meeting by giving written notice of such revocation to the Clerk of the Company, by signing and duly delivering a proxy bearing a later date, or by attendance and voting in person at the 1998 Annual Meeting. Duly executed proxies received and not revoked prior to the meeting will be voted in accordance with the instructions indicated in the proxy. If no instructions are indicated, such proxies will be voted FOR the proposal to fix the number of directors constituting the full Board of Directors at eight, FOR the election of the nominees for director named in the proxy, FOR the amendment to the Company's 1991 Employee Stock Purchase Plan and in the discretion of the proxies as to other matters that may properly come before the 1998 Annual Meeting.

     Votes withheld from any nominee for election as director, abstentions and broker "non-votes" will be counted as present or represented at the meeting for purposes of determining the presence or absence of a quorum for the meeting. A broker "non-vote" occurs when a broker or other nominee who holds shares for a beneficial owner withholds his vote on a particular proposal with respect to which he does not have discretionary voting power or instructions from the beneficial owner. Abstentions with respect to a proposal are included in the number of shares present or represented and entitled to vote on such proposal. "Non-votes" are not so included. An automated system administered by the Company's transfer agent tabulates the votes.

     The Board of Directors of the Company knows of no other matters to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as proxies.

                             ELECTION OF DIRECTORS

     The Company's by-laws provide for a Board of Directors, the number of which shall be fixed from time to time by the shareholders of the Company, and may be enlarged or reduced by vote of a majority of the Board of Directors. The Board of Directors has recommended that the number of directors be fixed at eight and has nominated for election as directors Joseph W. Alsop, Larry R. Harris, Robert
J. Lepkowski, Michael L. Mark, Arthur J. Marks, Scott A. McGregor, Amram Rasiel and James W. Storey, each of whom is currently a director of the Company. Each director elected at the 1998 Annual Meeting will hold office until the next Annual Meeting of Shareholders or special meeting in lieu thereof and until his successor has been duly elected and qualified, or until his earlier death, resignation or removal. There are no family relationships among any of the executive officers or directors of the Company.

     Each of the nominees has agreed to serve as a director if elected, and the Company has no reason to believe that any nominee will be unable to serve. In the event that one or more nominees should become unwilling or unable to serve, however, the persons named in the enclosed proxy will vote such proxy for such other person or persons as may thereafter be nominated for director by the Board of Directors of the Company.

     If a quorum is present at the meeting, the vote of a majority of the shares of Common Stock present or represented and entitled to vote at the meeting will be necessary to fix the number of directors constituting the full Board of Directors at eight, and a plurality of the votes properly cast will be required to elect a nominee to the office of director.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO FIX THE NUMBER OF DIRECTORS CONSTITUTING THE FULL BOARD OF DIRECTORS AT EIGHT, AND THAT YOU VOTE FOR THE ELECTION OF THE EIGHT INDIVIDUALS NAMED BELOW AS DIRECTORS OF THE COMPANY.

                 NAME                    AGE     PRESENT PRINCIPAL EMPLOYER AND BUSINESS EXPERIENCE
                 ----                    ---     --------------------------------------------------
Joseph W. Alsop........................  52    Mr. Alsop, a founder of the Company, has been a
                                               director and President of the Company since its
                                               inception in 1981.
Larry R. Harris........................  50    Dr. Harris has been a director of the Company since
                                               January 1995. Dr. Harris is a founder of Linguistic
                                               Technology Corporation and has been its President
                                               since 1994. From 1992 to 1994, he was Chief Technology
                                               Officer of Trinzic Corporation.

                 NAME                    AGE     PRESENT PRINCIPAL EMPLOYER AND BUSINESS EXPERIENCE
                 ----                    ---     --------------------------------------------------
Robert J. Lepkowski....................  44    Mr. Lepkowski has been a director of the Company since
                                               August 1988. He is a private investor and director of
                                               various companies. Since 1996 Mr. Lepkowski has served
                                               as a General Partner for Emerging Resource Group. He
                                               founded Renaissance Partners in late 1991 and retired
                                               as a General Partner of Renaissance Partners in
                                               December 1995. His investment activities have focused
                                               on the computer, communications and software
                                               industries.
Michael L. Mark........................  51    Mr. Mark has been a director of the Company since July
                                               1987. Mr. Mark is a private investor and has been
                                               President of Refined Reports, Inc., an electronic
                                               publishing company, since 1990.
Arthur J. Marks........................  53    Mr. Marks has been a director of the Company since
                                               July 1987. Mr. Marks has served as a General Partner
                                               of New Enterprise Associates, a venture capital
                                               partnership, since August 1984. His investment
                                               activities focus on information technology compa-
                                               nies. Mr. Marks is also a director of the following
                                               publicly-held corporations: Object Design, Inc.,
                                               Netrix Corporation, and Platinum Software Corporation.
Scott A. McGregor......................  41    Mr. McGregor has been a director of the Company since
                                               March 1998. Mr. McGregor has been a Senior Vice
                                               President and General Manager of Philips
                                               Semiconductors, Inc. since February 1998. He was a
                                               software consultant from June 1997 until January 1998.
                                               From 1992 until May 1997, Mr. McGregor was Senior Vice
                                               President, Products, of The Santa Cruz Operation, Inc.
Amram Rasiel...........................  68    Dr. Rasiel has been a director of the Company since
                                               April 1983. Dr. Rasiel is a private investor. Dr.
                                               Rasiel is also a director of a publicly-held
                                               corporation, PRI Automation, Inc., and several
                                               privately-held companies.
James W. Storey........................  63    Mr. Storey has been a director of the Company since
                                               December 1993. Mr. Storey has been a consultant since
                                               January 1993 and was President of Wellingsley
                                               Corporation, a private investment management company,
                                               from 1987 to 1992. He is also a director of Westerbeke
                                               Corporation, a publicly-held company.

               THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     The Board of Directors of the Company held seven meetings during the fiscal year ended November 30, 1997. No director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and of any committee of the Board of Directors on which he served. The Audit Committee, of which Messrs. Lepkowski and Rasiel are members, reviews the scope and results of the audit and other services provided by the Company's independent auditors and also makes recommendations to the Board of Directors as to the selection of independent auditors. The Audit Committee held one meeting during the fiscal year ended November 30, 1997. The Compensation Committee, of which the members are Messrs. Lepkowski and Marks, held one meeting during the fiscal year ended November 30, 1997. The Compensation Committee makes recommendations concerning salaries and incentive compensation for employees of the Company and determines the salaries and incentive compensation for executive officers of the Company. The Compensation

Committee also administers the Company's stock plans. The Audit and Compensation Committees are the only standing committees of the Board of Directors.

                            DIRECTORS' COMPENSATION

     Each of the Company's non-employee directors who rendered services during fiscal 1997 received an annual fee of $14,000 and has been reimbursed, upon request, for expenses incurred in attending Board of Directors' meetings. In addition, each non-employee member of the Audit and Compensation Committees received an annual fee of $2,000 for each committee on which he served during fiscal 1997. Directors who are employees of the Company are not paid any separate fees for service as directors.

     In December 1993, pursuant to the 1993 Directors' Stock Option Plan (the "1993 Directors' Plan"), each of Messrs. Lepkowski, Mark, Marks, Rasiel and Storey was granted an option to purchase 20,000 shares of Common Stock at a purchase price of $21.57 per share which expires on December 31, 2003. In January 1995, Dr. Harris was granted an option pursuant to the 1993 Directors' Plan to purchase 20,000 shares of Common Stock at a purchase price of $18.69 per share which expires on January 1, 2005. In February 1998, in consideration for consulting services rendered and an agreement to become a member of the Board of Directors, Mr. McGregor was granted an option pursuant to the 1994 Stock Incentive Plan to purchase 20,000 shares of Common Stock at a purchase price of $21.63 per share which expires on February 1, 2008.

     Each option granted to a non-employee director pursuant to the 1993 Directors' Plan expires on the tenth anniversary of the date of grant and becomes exercisable in installments cumulatively as to one seventy-second (1/72) of the shares subject to such option at the end of each one month period following its date of grant, provided the optionee is a director at the end of each such period. The 1993 Directors' Plan required that the exercise price of each option granted under the 1993 Directors' Plan be equal to the fair market value of the Common Stock on the date the option was granted. The 1993 Directors' Plan was terminated in April 1997. Options granted and outstanding under the 1993 Directors' Plan remain outstanding and are exercisable in accordance with their terms, but no further options will be granted under this plan. The option granted to Mr. McGregor pursuant to the 1994 Stock Incentive Plan expires on the tenth anniversary of the date of grant and becomes exercisable in equal monthly installments cumulatively as to one seventy-second (1/72) of the shares subject to such option beginning on April 1, 1998 and continuing so long as he remains a director.

              SECURITY OWNERSHIP OF CERTAIN HOLDERS AND MANAGEMENT

     The following table sets forth the numbers of shares of the Company's Common Stock beneficially owned by all persons known by the Company to be the beneficial owners of more than 5% of the Company's Common Stock, by each of the Company's current directors, by each of the executive officers named in the Summary Compensation Table appearing on Pages 8 and 9, and by all executive officers and directors of the Company as a group, as of March 15, 1998.

                                                       BENEFICIALLY OWNED
                                                             SHARES
                                                     ----------------------
     NAME AND ADDRESS OF BENEFICIAL OWNER (1)         NUMBER        PERCENT
     ----------------------------------------         ------        -------
Private Capital Management, Inc.(2)................  2,041,600       17.93%
     Bruce S. Sherman
     Michael J. Seaman
     Gregg J. Powers
       and
     SPS Partners, L.P.
       3003 Tamiami Trail North
       Naples, FL 33940
Joseph W. Alsop(3).................................    974,579        8.33%
     14 Oak Park
     Bedford, MA 01730
Mellon Bank Corporation(4).........................    933,500        8.20%
     One Mellon Bank Center
     500 Grant Street
     Pittsburgh, PA 15258
Lighthouse Capital Management......................    734,460        6.45%
     10000 Memorial Drive #660
     Houston, TX 77024
Chadwick H. Carpenter, Jr.(5)......................    207,194        1.79%
Amram Rasiel(6)....................................    152,445        1.34%
David P. Vesty(7)..................................     96,959           *
Jennifer J. Bergantino(8)..........................     45,600           *
Michael L. Mark(9).................................     40,445           *
Robert J. Lepkowski(10)............................     22,445           *
Arthur J. Marks(11)................................     15,707           *
James W. Storey(12)................................     14,445           *
Norman R. Robertson(13)............................     13,464           *
Larry R. Harris(14)................................     11,389           *
Scott A. McGregor(15)..............................      1,556           *
All executive officers and directors as a group (14
  persons)(16).....................................  1,627,856       13.38%

---------------

* Less than 1%

 (1) All persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and subject to the information contained in the footnotes to this table.

 (2) Derived from Schedules 13G/A dated February 17, 1998, submitted to the Company. The five persons named are described as a group in such Schedule 13G/A. The persons named reported beneficial ownership of the following shares: Private Capital Management, Inc. (1,791,500); Bruce S. Sherman (2,031,200); Michael J. Seaman (5,000); Gregg J. Powers (5,400); and SPS Partners, L.P. (210,700). Bruce S. Sherman is President of Private Capital Management, Inc. ("PCM") and exercises shared dispositive power with respect to shares held by it on behalf of its clients. Mr. Sherman is also the Managing General Partner of SPS Partners, L.P. ("SPS") which acts as the Investment Advisor for the Entrepreneurial Value Fund, L.P. ("EVF"), and exercises shared dispositive power with respect to those shares held by EVF. Messrs. Seaman and Powers are employees of PCM or affiliates thereof and they (i) do not exercise sole or shared dispositive or voting powers with respect to shares held by PCM or SPS, (ii) disclaim beneficial ownership of shares held by Mr. Sherman, PCM and SPS, and (iii) disclaim, along with Mr. Sherman, the existence of a group.

 (3) Includes 315,752 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of March 15, 1998.

 (4) Derived from Schedules 13G/A dated January 23, 1998, submitted to the Company. All of the securities are beneficially owned by Mellon Bank Corporation and direct or indirect subsidiaries of Mellon Bank Corporation.

 (5) Includes 166,794 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of March 15, 1998.

 (6) Includes 24,445 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of March 15, 1998.

 (7) Includes 96,959 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of March 15, 1998.

 (8) Includes 45,600 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of March 15, 1998.

 (9) Includes 24,445 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of March 15, 1998.

(10) Includes 21,445 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of March 15, 1998.

(11) Includes 14,445 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of March 15, 1998.

(12) Includes 14,445 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of March 15, 1998.

(13) Includes 13,464 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of March 15, 1998.

(14) Includes 11,389 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of March 15, 1998.

(15) Includes 556 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of March 15, 1998.

(16) Includes 781,367 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of March 15, 1998.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership of, and transactions in, the Company's securities with the Securities and Exchange Commission. This information is also filed with the Nasdaq Stock Market. Such directors, executive officers and ten-percent shareholders are also required to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of such forms received by it, and on written representations from certain reporting persons, the Company believes that with respect to the fiscal year ended November 30, 1997, all Section 16(a) filing requirements applicable to its directors, officers and ten-percent shareholders were complied with, except that one Form 4 Statement of Changes in Beneficial Ownership for Joseph W. Alsop, President and Treasurer of the Company, reporting one transaction, the sale of shares owned by Mr. Alsop's wife and therefore indirectly owned by Mr. Alsop, was filed one business day late.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In March 1994, the Company purchased 100,000 shares of Series A Preferred Stock from Linguistic Technology Corporation ("LTC") for $100,000. In March 1996, the Company purchased approximately 87,000 shares of Series B Preferred Stock from LTC for $200,000, and an additional 30,000 shares of Series B Preferred Stock in January 1997 for $70,000. In total, these purchases represent an approximate equity interest in LTC of 6%. Dr. Larry R. Harris, a director of the Company, is a founder and President of LTC.

                             EXECUTIVE COMPENSATION

     The following table sets forth a summary of the compensation earned by (i) the President and (ii) each of the Company's four most highly compensated executive officers other than the President during the 1997 fiscal year (collectively, the "Named Executive Officers"), for services rendered in fiscal 1997, 1996 and 1995.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG TERM
                                                                            COMPENSATION
                                                                               AWARDS
                                                ANNUAL COMPENSATION     ---------------------    ALL OTHER
                                              -----------------------   SECURITIES UNDERLYING   COMPENSATION
     NAME AND PRINCIPAL POSITION       YEAR   SALARY($)   BONUS($)(1)    OPTIONS/SARS(#)(2)        ($)(3)
     ---------------------------       ----   ---------   -----------   ---------------------   ------------
Joseph W. Alsop......................  1997   $200,000     $319,000            100,000            $24,549
  President                            1996   $200,000     $110,000            137,000            $14,472
                                       1995   $160,000     $240,000             60,000            $13,221

Jennifer J. Bergantino...............  1997   $162,500     $ 77,938             29,400            $ 6,576
  Vice President,                      1996   $141,250     $ 20,000             85,000            $ 2,859
  Marketing and Strategic Planning     1995   $114,375     $  1,250             16,000            $ 3,467

Chadwick H. Carpenter, Jr.(4)........  1997   $185,000     $217,500             30,700            $19,837
  Senior Vice President,               1996   $180,000     $ 67,500             83,700            $ 9,304
  Corporate Development                1995   $150,000     $150,000             24,000            $ 8,351

Norman R. Robertson(5)...............  1997   $158,750     $ 95,458             16,000            $ 7,798
  Vice President,                      1996   $ 87,500     $ 41,250             40,500            $   254
  Finance and Administration           1995         --           --                 --                 --
  and Chief Financial Officer

David P. Vesty(6)....................  1997   $190,000     $213,765             68,500            $21,690
  Vice President,                      1996   $180,000     $ 55,000             45,900            $ 9,390
  Worldwide Sales                      1995   $150,000     $ 98,505             18,000            $ 6,356

---------------

(1) The amounts shown in this column reflect bonuses and commissions earned under (i) the Company's Bonus Program for Executives and Key Contributors,
    (ii) the Company's sales commission plan and (iii) the Crescent Division Bonus Plan.

(2) The Company did not make any restricted stock awards, grant any stock appreciation rights or make any long-term incentive plan payouts during fiscal 1997, 1996 and 1995.

(3) The amounts disclosed in this column include:

        (a) Company contributions for fiscal 1997 to a defined contribution plan, the Progress Software Corporation 401(k) Plan (the "401(k) Plan") as follows: Mr. Alsop, $11,638; Ms. Bergantino, $5,819; Mr. Carpenter, $11,638; Mr. Robertson, $5,819; and Mr. Vesty, $11,638.

        (b) Payments by the Company for fiscal 1997 401(k) Plan matching contributions in excess of participation limits imposed on higher-paid individuals under federal tax law, as follows: Mr. Alsop, $11,810; Ms. Bergantino, $355; Mr. Carpenter, $7,345; Mr. Robertson, $1,562; and Mr. Vesty, $6,708.

        (c) Payments by the Company in fiscal 1997 of term life insurance premiums for the benefit of the following executive officers: Mr. Alsop, $1,101; Ms. Bergantino, $403; Mr. Carpenter, $854; Mr. Robertson, $417; and Mr. Vesty, $311.

        (d) Company contributions for fiscal 1996 to the 401(k) Plan as follows:
            Mr. Alsop, $4,500; Ms. Bergantino, $2,375; Mr. Carpenter, $4,500; and Mr. Vesty, $4,500.

        (e) Payments by the Company for fiscal 1996 401(k) Plan matching contributions in excess of participation limits imposed on higher-paid individuals under federal tax law, as follows: Mr. Alsop, $9,012; Ms. Bergantino, $139; Mr. Carpenter, $3,940; and Mr. Vesty, $4,026.

        (f) Payments by the Company in fiscal 1996 of term life insurance premiums for the benefit of the following executive officers: Mr. Alsop, $960; Ms. Bergantino, $345; Mr. Carpenter, $864; Mr. Robertson, $254; and Mr. Vesty, $864.

        (g) Company contributions for fiscal 1995 to the 401(k) Plan as follows:
            Mr. Alsop, $3,750; Ms. Bergantino, $3,240; Mr. Carpenter, $3,750; and Mr. Vesty, $3,750.

        (h) Payments by the Company for fiscal 1995 401(k) Plan matching contributions in excess of participation limits imposed on higher-paid individuals under federal tax law, as follows: Mr. Alsop, $8,735; Mr. Carpenter, $3,939; and Mr. Vesty; $2,126.

        (i) Payments by the Company in fiscal 1995 of term life insurance premiums for the benefit of the following executive officers: Mr. Alsop, $736; Ms. Bergantino, $227; Mr. Carpenter, $662; and Mr. Vesty, $480.

(4) Mr. Carpenter relinquished his position as Senior Vice President, Corporate Development, effective December 31, 1997, but continues as a part-time employee of the Company.

(5) Mr. Robertson joined the Company in May 1996.

(6) Amount shown under "Annual Compensation-Bonus" includes commissions paid by the Company of $32,515 in fiscal 1997 and $8,505 in fiscal year 1995.

                          OPTION GRANTS IN FISCAL 1997

     The following table sets forth certain information with respect to the grant of incentive and non-qualified stock options in fiscal year 1997 for each of the Named Executive Officers.

                                                   INDIVIDUAL GRANTS                             POTENTIAL
                                --------------------------------------------------------    REALIZABLE VALUE AT
                                                 % OF TOTAL                                   ASSUMED ANNUAL
                                  NUMBER OF     OPTIONS/SARS                               RATES OF STOCK PRICE
                                 SECURITIES      GRANTED TO                                  APPRECIATION FOR
                                 UNDERLYING     EMPLOYEES IN     EXERCISE                     OPTION TERM(4)
                                OPTIONS/SARS       FISCAL         PRICE       EXPIRATION   ---------------------
             NAME               GRANTED(#)(1)     YEAR(2)      ($/SHARE)(3)      DATE       5%($)       10%($)
             ----               -------------   ------------   ------------   ----------    -----       ------
Joseph W. Alsop...............     21,000(5)        1.97%         $14.13        3/03/07    $175,856   $  455,722
                                   79,000(6)        7.41%         $14.13        3/03/07    $661,554   $1,714,384

Jennifer J. Bergantino........        200(5)        0.02%         $14.13        3/03/07    $  1,675   $    4,340
                                   19,200(6)        1.80%         $14.13        3/03/07    $160,783   $  416,661
                                    2,393(5)        0.22%         $17.00        6/01/07    $ 26,315   $   65,999
                                    7,607(6)        0.71%         $17.00        6/01/07    $ 83,651   $  209,801

Chadwick H. Carpenter, Jr.....     30,700(6)        2.88%         $14.13        3/03/07    $257,085   $  666,223

Norman R. Robertson...........        200(5)        0.02%         $14.13        3/03/07    $  1,675   $    4,340
                                   15,800(6)        1.48%         $14.13        3/03/07    $132,311   $  342,877

David P. Vesty................     68,500(6)        6.42%         $14.13        3/03/07    $573,626   $1,486,523

---------------

(1) These options vest monthly over a 60-month period commencing on March 3, 1997, except for Ms. Bergantino's options to purchase 2,393 shares and 7,607 shares which vest monthly over a 60-month period commencing on June 1, 1997.

(2) The Company granted options to purchase 1,066,830 shares of Common Stock in fiscal 1997. The Company granted no SARs during fiscal 1997.

(3) All options were granted at fair market value on the date of grant.

(4) Potential Realizable Value is computed based on the value of stock price appreciation at assumed rates, reduced by the exercise price of the option, compounded over the actual option term (10 years). Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be achieved.

(5) These options were granted as incentive stock options.

(6) These options were granted as non-qualified stock options.

                    AGGREGATED OPTION/SAR EXERCISES IN LAST
                   FISCAL YEAR AND YEAR-END OPTION/SAR VALUES

     The following table sets forth certain information with respect to option exercises in fiscal year 1997 and the value of unexercised options, as of November 30, 1997, for each of the Named Executive Officers.

                                                                  NUMBER OF                  VALUE OF
                                                            SECURITIES UNDERLYING          UNEXERCISED
                                                                 UNEXERCISED               IN-THE-MONEY
                                                               OPTIONS/SARS AT           OPTIONS/SARS AT
                                                            FISCAL YEAR-END(#)(1)    FISCAL YEAR-END($)(1)(2)
                                                            ---------------------    ------------------------
                           SHARES ACQUIRED      VALUE           EXERCISABLE/               EXERCISABLE/
          NAME             ON EXERCISE(#)    REALIZED($)        UNEXERCISABLE             UNEXERCISABLE
          ----             ---------------   -----------        -------------             -------------
Joseph W. Alsop..........          --               --         277,869/227,331         $869,853/$1,005,985
Jennifer J. Bergantino...          --               --         34,160/ 80,240          $ 209,686/$ 481,139
Chadwick H. Carpenter,
  Jr.....................          --               --         149,679/101,821         $ 517,714/$ 474,842
Norman R. Robertson......          --               --          6,713/ 49,787          $  38,360/$ 286,771
David P. Vesty...........       5,000          $80,243         183,100/ 81,794         $ 356,050/$ 543,175

---------------

(1) As of November 30, 1997, the Company had issued no SARs.

(2) Calculated on the basis of $20.56 per share which was the average of the high and the low price of the Company's Common Stock at November 28, 1997, as reported by the Nasdaq Stock Market, less the applicable exercise price.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The current members of the Compensation Committee of the Company's Board of Directors are Robert J. Lepkowski and Arthur J. Marks. Neither of them is or has ever been an officer or employee of the Company or of any of its subsidiaries. No member of the Compensation Committee is a party to any relationship required to be disclosed under Item 402 or Item 404 of the Regulation S-K promulgated by the Commission.

                         COMPENSATION COMMITTEE REPORT

     The Company's executive compensation program is established by the Compensation Committee. The Company's philosophy is to reward executives based upon corporate and individual performance as well as to provide long-term incentive for the achievement of future financial and strategic goals. These goals include growth of the Company, defined primarily in terms of growth in revenue and earnings per share. It is also the Company's philosophy to base a significant portion of the executive's total compensation opportunity on performance incentives consistent with the scope and level of the executive's responsibilities.

     The executive compensation program for fiscal 1997 consisted of the following three elements: (1) base salary; (2) incentive compensation in the form of annual cash bonus awards earned under the Company's Fiscal 1997 Bonus Program for Executives and Key Contributors (the "1997 Bonus Program") and (3) equity-based long-term incentive compensation in the form of stock options. The Compensation Committee believes that executive compensation should be aligned with long-term shareholder value. Therefore, the elements of the executive compensation program are weighted such that the equity-based long-term element is potentially the most rewarding element. All elements of the executive compensation program are designed to be competitive with those of comparable technology companies. A further explanation of these elements as they relate to the President and the other Named Executive Officers disclosed in the Summary Compensation Table is as follows:

     Base salary increases are based upon individual and departmental contribution and performance. Base salary for Mr. Alsop did not increase during fiscal year 1997. Base salaries for the other Named Executive Officers increased during fiscal year 1997 as follows: for Ms. Bergantino 13.8%, for Mr. Carpenter 2.8%, for Mr. Robertson 10.0% and for Mr. Vesty 5.6%.

     The 1997 Bonus Program was established by the Compensation Committee and approved by the Board of Directors. For each participant, the 1997 Bonus Program provided for a specified payment as a percentage of base salary depending on the attainment of targeted growth levels for revenue and earnings per share. The target growth levels are approved by the Board of Directors. If the Company achieves 100% of its revenue and earnings per share targets, 100% of the specified bonus is paid. More or less than 100% of the specified bonus is paid depending on the Company's level of achievement and the Compensation Committee's assessment of the Company's strength, stability and strategic position, as well as individual contribution. Bonus awards paid in fiscal 1997 were based upon increases in the Company's revenue and earnings per share and the Compensation Committee's favorable assessment of the Company's strength, stability and strategic position. In view of the fact that the Company's performance against revenue and earnings per share targets in fiscal year 1997 was significantly improved over such performance in fiscal year 1996, fiscal year 1997 bonuses were significantly larger than fiscal year 1996 bonuses.

     Based upon the Company's overall performance in fiscal year 1997, the total compensation received by Mr. Alsop and the other Named Executive Officers (computed on an annualized basis for all such persons) increased for fiscal year 1997 over fiscal year 1996. Total compensation increased 68% for Mr. Alsop, 55% for Ms. Bergantino, 64% for Mr. Carpenter, 36% for Mr. Robertson and 74% for Mr. Vesty.

     Mr. Alsop's 68% increase in fiscal 1997 total compensation was primarily due to an increase in the incentive cash bonus award. Mr. Alsop's bonus was based on fiscal 1997 Company accomplishments as compared to target objectives as described above.

     Long-term incentive compensation, in the form of stock options, is intended to correlate executive compensation with the Company's long-term success as measured by the Company's stock price. Stock options are tied to the future success of the Company because options granted generally have an exercise price equal to the market value at the date of the grant and will only provide value to the extent that the price of the

Company's stock increases above the exercise price. Since options granted generally vest monthly over a five year period, option participants are encouraged to continue employment with the Company. During fiscal 1997, Mr. Alsop and the other Named Executive Officers received incentive and non-qualified stock options as disclosed in the Option Grant Table on page 9.

     The Compensation Committee approved a discretionary matching contribution to the 401(k) Plan for fiscal 1997, representing up to 7.35% of each full-time employee's calendar year compensation, including base salary, commissions and bonus, depending on the employee's length of service with the Company and the employee's contribution level. The Named Executive Officers also received such a contribution, except that, due to limitations imposed on 401(k) matching contributions to higher-paid individuals under federal tax law, a portion of the contributions that otherwise would have been received by Mr. Alsop and the other Named Executive Officers disclosed in the Summary Compensation Table, pursuant to the 401(k) Plan were instead paid directly to such individuals. All such amounts are disclosed as "Other Compensation" in the Summary Compensation Table on pages 8 and 9.

                                            Robert J. Lepkowski
                                            Arthur J. Marks

                            STOCK PERFORMANCE GRAPH

     The following line graph compares the Company's cumulative shareholder return with that of a broad market index (Nasdaq Stock Market Index for U.S. Companies) and a published industry index (Nasdaq Computer and Data Processing Services Stocks). Each of these indices is calculated assuming that $100 was invested on November 30, 1992.

                   COMPARATIVE 5-YEAR CUMULATIVE TOTAL RETURN
         AMONG PROGRESS SOFTWARE CORPORATION, NASDAQ STOCK MARKET INDEX
            AND NASDAQ COMPUTER AND DATA PROCESSING SERVICES STOCKS

                                    [GRAPH]

                                                    11/30/92   11/30/93   11/30/94   11/30/95   11/30/96    11/30/97
---------------------------------------------------------------------------------------------------------------------
 PROGRESS SOFTWARE CORPORATION                         100        83         62         109        69          71
---------------------------------------------------------------------------------------------------------------------
 NASDAQ STOCK MARKET INDEX                             100        116        116        165        203        252
---------------------------------------------------------------------------------------------------------------------
 NASDAQ COMPUTER AND DATA PROCESSING SERVICES
   STOCKS                                              100        105        126        196        242        312
---------------------------------------------------------------------------------------------------------------------

            PROPOSED AMENDMENT TO THE PROGRESS SOFTWARE CORPORATION
                       1991 EMPLOYEE STOCK PURCHASE PLAN

     The Progress Software Corporation 1991 Employee Stock Purchase Plan (the "Plan") was adopted by the shareholders of the Company at a special meeting of shareholders held on July 1, 1991. As of February 27, 1998, a total of 300,000 shares of Common Stock were authorized for issuance under the Plan, of which 140,777 remained available and reserved for issuance. The Company believes that the availability of an adequate reserve of shares for issuance under the Plan will benefit the Company by providing employees with an opportunity to acquire shares of the Company's Common Stock and will enable the Company to attract, retain and motivate valued employees. In March 1998, the Board of Directors unanimously approved certain amendments to the Plan, including an increase in the number of shares of Common Stock reserved for issuance thereunder by 200,000 shares to a total of 500,000 shares, which increase is subject to shareholder approval being received at the 1998 Annual Meeting.

SUMMARY OF THE PROVISIONS OF THE PLAN

     The following summary of the Plan, as amended, is qualified in its entirety by the specific language of the Plan, a copy of which is available to any shareholder upon request.

     Any employee of the Company or any present or future subsidiary corporation of the Company is eligible to participate in the Plan so long as the employee is customarily employed for more than twenty (20) hours per week and for more than five (5) months in a calendar year. No person who owns or holds options to purchase, or as a result of participation in the Plan would own or hold options to purchase, 5% or more of the total outstanding Common Stock of the Company is entitled to participate in the Plan. No employee will be permitted to exercise an option granted under the Plan which permits the employee to purchase Common Stock having a value of more than $25,000 (determined using the fair market value of the stock on the Exercise Date, as hereinafter defined) in any calendar year.

     Participation in the Plan is limited to eligible employees who authorize payroll deductions (within ranges specified by the Compensation Committee) pursuant to the Plan. There are currently approximately 1,100 employees eligible to participate in the Plan, of whom 145 are participating. Once an employee becomes a participant in the Plan, that employee will automatically participate in an Offering Period, as hereinafter defined, or successor thereto, until such time as that employee withdraws from the Plan, becomes ineligible to participate in the Plan, or his or her employment ceases. A participant may be enrolled in only one Offering Period at a time.

     Each offering of Common Stock under the Plan is for a period of 27 months (an "Offering Period"). Offering Periods are overlapping, with a new 27-month Offering Period beginning every three months. New Offering Periods begin on each January 1, April 1, July 1, and October 1. Each Offering Period is comprised of nine three-month exercise periods ("Exercise Periods"). Shares are purchased on the last business day of each Exercise Period, in March, June, September and December ("Exercise Dates"). The Board of Directors may establish different Offering Periods or Exercise Periods under the Plan.

     On the first day of an Offering Period, the Company grants to employees participating in such Offering Period, an option to purchase shares of Common Stock. On the Exercise Date of each Exercise Period, the employee is deemed to have exercised the option, at the exercise price, to the extent of accumulated payroll deductions. The option exercise price is an amount equal to 85% of the fair market value per share of the Common Stock on either the first day of the Offering Period or the Exercise Date, whichever is lower. If the fair market value of the Common Stock on an Exercise Date (other than the last Exercise Date of an Offering Period) is less than its fair market value on the first day of the Offering Period, then after the exercise of the option, all participants will automatically be withdrawn from that offering and enrolled in the new Offering Period.

     Subject to certain limitations, the number of shares of Common Stock a participant purchases in each Exercise Period is determined by dividing the total amount of payroll deductions withheld from the participant's compensation during the Exercise Period by the option exercise price. If an employee is not a participant on an Exercise Date, the employee's option which would have been automatically exercised on such date will be automatically terminated, and the amount of the employee's accumulated payroll deductions will be refunded.

     A participant may elect to increase or decrease the amount of his or her payroll deductions at any time. A reduction in the amount of a participant's payroll deductions will be effective seven (7) business days after the Company receives written notice from the participant and will apply to the first full pay period commencing after such date. An increase in the amount of a participant's payroll deductions will be effective seven (7) business days after the Company receives written notice from the participant and will apply to the first full Exercise Period commencing after such date. A participant may withdraw from an Offering Period at any time without affecting his or her eligibility to participate in future Offering Periods. If a participant withdraws from an Offering Period, that participant may not again participate in the same Offering Period.

     The Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee, at its sole discretion, may establish a minimum holding period, if any, for shares of stock acquired by a participant or a participant's beneficiary upon exercise of an option granted under the Plan. Currently, the Compensation Committee has set a three (3) month holding period. The Plan will continue until terminated by the Board of Directors.

     Until its amendment in March 1998, the Plan required executive officers to hold shares of Common Stock acquired under the Plan for a minimum of six (6) months, in order to facilitate compliance with Section 16(b) of the Securities Exchange Act of 1934, as amended. As a result of certain changes to Rule 16b-3 promulgated under Section 16(b), however, transactions under the Plan are now generally exempt from the provisions of Section 16(b), and the Plan no longer subjects executive officers of the Company to a different holding period than that applicable to other participants. Although the Company anticipates that the changes in the Plan and Rule 16b-3 may result in increased participation in the Plan by executive officers, the Company is unable to determine the amount of any benefits that will be received by its executive officers or other employees if the proposed amendment to the Plan is approved.

     If the increase in the number of shares reserved for issuance under the Plan is approved by the shareholders of the Company, the Company intends to file a Registration Statement on Form S-8 covering the shares of Common Stock issuable as a result of such increase, and upon the effectiveness of such registration statement all such shares will be, when issued, eligible for resale in the public market.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES

     A participant in the Plan recognizes no taxable income either as a result of participation in the Plan or upon exercise of an option to purchase shares of Common Stock under the terms of the Plan.

     If a participant disposes of shares purchased upon exercise of an option granted under the Plan within two years from the first day of the applicable Offering Period or within one year from the Exercise Date (a "Disqualifying Disposition"), the participant will realize ordinary income in the year of such disposition equal to the amount by which the fair market value of the shares on the date the shares were purchased exceeds the purchase price. The amount of the ordinary income will be added to the participant's basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares will be a capital gain or loss. A capital gain or loss will be long-term if the participant's holding period is more than eighteen (18) months, mid-term if the participant's holding period is more than twelve (12) months but less than or equal to eighteen (18) months, or short-term if the participant's holding period is twelve (12) months or less.

     If the participant disposes of shares purchased upon exercise of an option granted under the Plan at least two years after the first day of the applicable Offering Period and at least one year after the Exercise Date, the participant will realize ordinary income in the year of disposition equal to the lesser of
(i) the excess of the fair market value of the shares on the date of disposition over the exercise price or (ii) the excess of the fair market value of the shares on the first day of the applicable Offering Period over the exercise price. The amount of any ordinary income will be added to the participant's basis in the shares, and any additional gain recognized upon the disposition after such basis adjustment will be a capital gain, long-term or otherwise, depending upon the holding period measured from the Exercise Date. If the fair market value of the shares on the date of disposition is less than the exercise price, there will be no ordinary income and any loss recognized will be a capital loss, long-term or otherwise, depending upon the holding period measured from the Exercise Date.

     If the participant still owns the shares at the time of death, the lesser of (i) the excess of the fair market value of the shares on the date of death over the exercise price or (ii) the excess of the fair market value of the shares on the first day of the Offering Period in which the shares were purchased over the exercise price will constitute ordinary income in the year of death.

     The Company will generally be entitled to a tax deduction in the year of a Disqualifying Disposition equal to the amount of ordinary income recognized by the participant as a result of such disposition. In all other cases, no deduction is allowed by the Company.

     The foregoing is only a summary of the effect of the United States income tax laws and regulations upon an employee and the Company with respect to an employee's participation in the Plan. This summary does not purport to be a complete description of all federal tax implications of participation in the Plan, nor does it discuss the income tax laws of any municipality, state or foreign country in which a participant may reside or otherwise be subject to tax. PARTICIPANTS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISOR CONCERNING THE APPLICATION OF THE VARIOUS TAX LAWS WHICH MAY APPLY TO A PARTICIPANT'S PARTICULAR SITUATION.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO AMEND THE PLAN.

                             SELECTION OF AUDITORS

     The Board of Directors has selected the firm of Deloitte & Touche LLP, independent certified public accountants, to serve as the Company's independent auditors for the fiscal year ending November 30, 1998. The Company has been advised that a representative of Deloitte & Touche LLP will be present at the 1998 Annual Meeting. This representative will have the opportunity to make a statement if he desires and will be available to respond to appropriate questions presented at the meeting.

                            EXPENSES OF SOLICITATION

     The cost of solicitation of proxies will be borne by the Company. In addition to soliciting shareholders by mail through its regular employees, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of nominees and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs in forwarding proxy materials to the beneficial owners of shares held of record by them. Directors, officers and regular employees of the Company may, without additional compensation, solicit shareholders in person or by mail, telephone, facsimile, in person or otherwise following the original solicitation.

               PROPOSALS OF SHAREHOLDERS FOR 1999 ANNUAL MEETING

     The Company anticipates that its 1999 Annual Meeting of Shareholders will be held on or about April 23, 1999. Proposals of shareholders of the Company intended to be presented at the 1999 Annual Meeting must, in order to be included in the Company's proxy statement and the form of proxy for the 1999 Annual Meeting, be received at the Company's principal executive offices by November 25, 1998.

     In addition, under the by-laws of the Company, any shareholder intending to present at the 1998 Annual Meeting any proposal (other than a proposal made by, or at the direction of, the Board of Directors of the Company) must give written notice of such proposal (including certain information about any nominee or matter proposed and the proposing shareholder) to the Clerk of the Company not less than 60 days nor more than 90 days prior to the date of the scheduled annual meeting; provided, however, that if less than 70 days' notice or prior public disclosure of the scheduled annual meeting is given or made, such notice, to be timely, must be given within 10 days following such public disclosure or mailing of such notice, whichever is earlier.

                             AVAILABLE INFORMATION

     Shareholders of record on February 27, 1998 have previously received or will receive with this Proxy Statement a copy of the Company's 1997 Annual Report, containing detailed financial information concerning the Company, which is incorporated herein by reference. The Company will mail, without charge, a copy of the Company's Annual Report on Form 10-K, without exhibits, to any shareholder solicited hereby who requests it in writing. Please submit your written request to Investor Relations, Progress Software Corporation, 14 Oak Park, Bedford, Massachusetts 01730 or call (781) 280-4450.

CARD                                                                DETACH CARD


                         PROGRESS SOFTWARE CORPORATION

Dear Shareholder:

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Shareholders, April 24, 1998.

Thank you in advance for your prompt consideration of these matters.

Sincerely,


Progress Software Corporation

                         PROGRESS SOFTWARE CORPORATION
                    14 OAK PARK, BEDFORD MASSACHUSETTS 01730

           PROXY FOR ANNUAL MEETING OF SHAREHOLDERS -- APRIL 24, 1998

The undersigned shareholder of Progress Software Corporation, revoking all prior proxies, hereby appoints Joseph W. Alsop, Norman R. Robertson and Robert L. Birnbaum, or any of them acting singly, proxies, with full power of substitution, to vote all shares of Common Stock of Progress Software Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Company's office at 14 Oak Park, Bedford, Massachusetts on April 24, 1998, at 9:00 A.M., local time, and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting and Proxy Statement dated March 23, 1998, a copy of which has been received by the undersigned, and in their discretion, upon any other business that may properly come before the meeting or any adjournments thereof. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. A SHAREHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. Attendance of the undersigned at the meeting or any adjourned session thereof will not be deemed to revoke the proxy unless the undersigned shall affirmatively indicate the intention of the undersigned to vote the shares represented hereby in person.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, IT WILL BE VOTED FOR THE PROPOSALS SET FORTH ON THE REVERSE.

--------------------------------------------------------------------------------

 PLEASE COMPLETE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND MAIL IT IN THE ENCLOSED ENVELOPE TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE
     AFFIXED IF MAILED IN THE UNITED STATES. PLEASE SIGN EXACTLY AS NAME(S) APPEAR(S) ON STOCK CERTIFICATE. IF SHAREHOLDER IS A CORPORATION OR PARTNERSHIP,
     PLEASE HAVE AN AUTHORIZED OFFICER SIGN ON BEHALF OF THE CORPORATION OR
                                  PARTNERSHIP.

--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                  DO YOU HAVE ANY COMMENTS?

------------------------------------       -------------------------------------

------------------------------------       -------------------------------------

------------------------------------       -------------------------------------

[X]  PLEASE MARK VOTES
     AS IN THIS EXAMPLE
     --------------------------------------                                                                    For  Against  Abstain
        PROGRESS SOFTWARE CORPORATION                       1.  To fix the number of directors constituting    [ ]    [ ]      [ ]
     --------------------------------------                     the full Board of Directors of the Company at
                                                                eight.

     Mark box at right if you plan to attend the  [ ]       2.  Election of Directors.
     Annual Meeting.
                                                                                                                     With-   For All
                                                                  Joseph W. Alsop, Larry R. Harris,            For   held    Except
     Mark box at right if an address change or    [ ]           Robert J. Lepkowski, Michael L. Mark,          [ ]    [ ]     [ ]
     comment has been noted on the reverse                       Arthur J. Marks, Scott A. McGregor,
     side of this card                                            Amram Rasiel and James W. Storey

          RECORD DATES SHARES:                                  NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).

                                                            3. To act upon a proposal to amend                 For  Against  Abstain
                                                               the Company's 1991 Employee Stock Purchase      [ ]    [ ]      [ ]
                                                               Plan to increase the maximum number of shares
                                                               that may be issued under such plan from
                                                               300,000 shares to 500,000 shares.


                                              -----------------
Please be sure to sign and date this Proxy.   Date
---------------------------------------------------------------

----------------------------        ---------------------------
Shareholder sign here                 Co-owner sign here

--------------------------------------------------------------------------------
                                                                          Page 1
--------------------------------------------------------------------------------


                          PROGRESS SOFTWARE CORPORATION
                        1991 EMPLOYEE STOCK PURCHASE PLAN
                   (Amended and Restated as of March 10, 1998)


1.   PURPOSE

     The Progress Software Corporation Employee Stock Purchase Plan (the "Plan") is intended to provide a method whereby employees of Progress Software Corporation (the "Company") will have an opportunity to acquire an ownership interest (or increase an existing ownership interest) in the Company through the purchase of shares of the Common Stock of the Company. It is the intention of the Company that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.   DEFINITIONS

     (a) "Eligible Compensation" for purposes of the Plan means: (i) with respect to individuals who are hourly employees, base salary plus payments for overtime and bonuses or (ii) with respect to individuals who are salaried employees, base salary plus sales commissions and bonuses. Eligible Compensation shall not include any deferred compensation other than contributions by an individual through a salary reduction agreement to a cash or deferred plan pursuant to
          Section 401(k) of the Code or to a cafeteria plan pursuant to Section 125 of the Code.

     (b)  "Board" means the Board of Directors of the Company.

     (c)  "Committee" means the Compensation Committee of the Board.

     (d) "Common Stock" means the common stock, $.01 par value per share, of the Company.

     (e) "Company" shall also include any subsidiary of Progress Software Corporation designated as a participant in the Plan by the Board, unless the context otherwise requires.

     (f) "Employee" means any person who is customarily employed at least 20 hours per week and more than five months in a calendar year by (i) the Company or (ii) any subsidiary corporation.

     (g) "Subsidiary Corporation" shall mean any present or future corporation which is or would constitute a "subsidiary corporation" as that term is defined in Section

--------------------------------------------------------------------------------
                                                                          Page 2
--------------------------------------------------------------------------------

424(f) of the Code.

3.   ELIGIBILITY

     (a) Participation in the Plan is completely voluntary. Participation during any one or more of the Offering Periods, as hereafter defined, under the Plan shall neither limit, nor require, participation during any other Offering Period.

     (b) Each Employee of the Company and its Subsidiary Corporations shall be eligible to participate in the Plan on any Offering Period commencement date, as hereafter identified, following the completion of three months of continuous service with the Company and/or its Subsidiary Corporations; provided, however, that no Employee shall be granted an option under the Plan:

          (i) if, immediately after the grant, such Employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary Corporation; for purposes of this Paragraph the rules of Section 424(d) of the Code shall apply in determining stock ownership of any employee; or

          (ii) which permits his/her rights to purchase stock under all Section 423 employee stock purchase plans of the Company and its Subsidiary Corporations to exceed US $25,000 of the fair market value of the stock (determined at the time such option is granted) for each calendar year in which such option is outstanding; for purposes of this Paragraph, the rules of Section 423 (b)(8) of the Code shall apply.

4.   OFFERING PERIOD / EXERCISE PERIOD

     The right to purchase stock hereunder shall be made available by a series of "Exercise Periods" during an "Offering Period" to employees eligible in accordance with Paragraph 3 hereof.

     Offering Period. Each participant in the Plan will be enrolled in an Offering Period. An Offering Period has a duration of 27 consecutive months unless a participant: withdraws from the Plan, ceases to be an eligible employee, or is automatically transferred to a new Offering Period. Offering Periods commence on each of the following dates: January 1, April 1, July 1, or October 1.

     Exercise Period. Each 27-month Offering Period consists of nine consecutive Exercise Periods lasting three months each. Exercise Periods start on January 1, April 1, July 1, and October 1.

     Exercise Date. During each 27-month Offering Period there will be nine Exercise Dates. An Exercise Date is the last date of each Exercise Period. Therefore, Exercise

--------------------------------------------------------------------------------
                                                                          Page 3
--------------------------------------------------------------------------------



     Dates will be as follows: March 31, June 30, September 30, and December 31.

5.   PARTICIPATION

     Any eligible employee may become a participant by completing a payroll deduction authorization form provided by the Company and filing it with their payroll department and the Plan administrator 20 days prior to an Offering Period commencement date.

     A participant may be enrolled in only one Offering Period at a time. A participant will be re-enrolled automatically as a participant in future Offering Periods when an Offering Period in which such participant is currently enrolled ends, unless such participant withdraws from participation, is terminated or terminates employment, becomes ineligible to participate for any reason, or the Plan terminates.

6.   PAYROLL DEDUCTIONS

     (a) At the time a participant files his/her authorization for a payroll deduction, he/she shall specify a percentage of his/her Eligible Compensation to be deducted from his/her pay on each payday during any Offering Period in which he/she is a participant in the Plan. Such percentage shall be in increments of one percent (1%) up to a maximum percentage to be established for each Offering Period by the Committee.

     (b) Payroll deductions for participants shall commence on the Offering Period commencement date following the effective date of his/her authorization for such payroll deductions.

     (c) A participant may, at any time, reduce the percentage (but not below 1%) of his/her Eligible Compensation to be deducted on each payday that he/she participates in the Plan. A reduction in payroll deductions will be effective on the seventh business day following receipt of notice by the Company and will apply to the first full pay period commencing after such date.

     (d) A participant may, at any time, increase the percentage (but not above the maximum established by the Committee) of his/her Eligible Compensation to be deducted on each payday that the he/she participates in the Plan. An increase in payroll deductions will be effective on the seventh business day following receipt of notice by the Company and will apply to the first full Exercise Period commencing after such date.

     (e) All payroll deductions made for a participant shall be credited to his/her account under the Plan. A participant may not make any separate cash payment into such account.

7.   GRANTING OF OPTION / EXERCISE PRICE

--------------------------------------------------------------------------------
                                                                          Page 4
--------------------------------------------------------------------------------



     (a) On the commencement date of each Offering Period, a participant in such Offering Period shall be deemed to have been granted an option to purchase on each Exercise Date during such Offering Period (at the per share exercise price) up to a number of shares of the Company's Common Stock determined by dividing such participant's payroll deductions accumulated during the applicable Exercise Period by eighty-five (85%) of the market value per share of the Company's Common Stock on the Offering Period commencement date or on the Exercise Date, whichever is lower, provided that the number of shares subject to the option shall not exceed 200% of the number of shares determined by dividing 10% of the participant's Eligible Compensation over the Offering Period (determined as of the Offering Period commencement date) by 85% of the market value per share of the Company's Common Stock on the Offering Period commencement date, subject to the limitations set forth in Section 3 (b) and 12 hereof. The Market value per share of the Company's Common Stock shall be determined as provided in Section 7(b) herein.

     (b) The exercise price per share to be paid for Common Stock purchased under the Plan shall be equal to the lower of 85% of the market value per share of the Common Stock on the first day of the Offering Period in which the Exercise Date falls, or 85% of the market value per share of the Common Stock on the Exercise Date. Market value per share of the Common Stock on a particular date is the closing price (or closing bid, if no sales were reported) of the Common Stock on the National Association of Securities Dealers Automated Quotation System, Inc. ("NASDAQ"), or, in the event the Common Stock is listed on a stock exchange, the market value per share shall be the closing price on such exchange, for that date, as reported in the Wall Street Journal. If a closing price is not available for a particular date, then the market value per share to be used for that date will be the closing stock price as of the last preceding trading day on the NASDAQ or a stock exchange for which a closing price is available. If the Common Stock is not listed on the NASDAQ or a stock exchange then the market value per share will be determined by the Committee.

          For purpose of calculating the number of shares of Common Stock to be purchased with payroll deductions from participants outside of the United States, the Company will use the exchange rate published in the Wall Street Journal on the Exercise Date.

8.   EXERCISE OF OPTION

     Unless a participant withdraws from the Plan or is terminated from participating in the Plan pursuant to paragraph 10 hereof, his/her option for the purchase of Common Stock will be deemed to have been exercised automatically on each Exercise Date for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions in his/her account at that time will purchase at the price of the Common Stock as

--------------------------------------------------------------------------------
                                                                          Page 5
--------------------------------------------------------------------------------




     determined in Paragraph 7 (b). Fractional shares will not be issued under the Plan and any excess funds in a participant's account representing any fractional shares after Common Stock purchases made on each Exercise Date will be automatically carried forward to the next Exercise Period unless the participant elects, by written notice to their payroll department, to have the excess returned to him/her.

9.   NEW OFFERING PERIOD

     If the market value of the Common Stock is lower on an Exercise Date than it was on the first day of the Offering Period, then all participants in such Offering Period will be automatically withdrawn from that Offering Period immediately after the participants' exercise of the option on such Exercise Date, and such participants will be automatically re-enrolled in a new Offering Period commencing immediately after that Exercise Date. The old Offering Period terminates upon such automatic re-enrollment.

10.  WITHDRAWAL AND TERMINATION

     (a) Prior to the Exercise Date for each Exercise Period, any participant may withdraw all but not less than all of his/her payroll deductions under the Plan for such Exercise Period by giving written notice to his/her payroll department. All of the participant's payroll deductions credited to such account will be paid to him/her after receipt of notice of withdrawal, without interest, and no future payroll deductions will be made. Withdrawal from an Exercise Period will be deemed to be a withdrawal from the Offering Period which includes such Exercise Period. The Company will treat any attempt to borrow by a participant on the security of accumulated payroll deductions as an election to withdraw such deductions.

     (b) A participant may elect not to exercise an option by giving written notice to their payroll department no less than seven (7) business days prior to the applicable Exercise Date. Any such election will be treated as a withdrawal pursuant to section (a) above.

     (c) A participant's election not to participate in, or withdrawal from, any Offering Period or Exercise Period within such Offering Period will not have any effect upon his/her eligibility to participate in any succeeding Offering Period or in any similar plan which may hereafter be adopted by the Company.

     (d) Upon termination of the participant's employment for any reason, including retirement but excluding death, all of his/her payroll deductions accrued during the relevant Exercise Period will be returned to the participant.

     (e) Upon termination of the participant's employment because of death, the participant's beneficiary (as defined in Paragraph 14) shall have the right to elect, by written notice given to the participant's former payroll department prior to the expiration of a period of 90 days commencing with the date of the death of the participant but in no event later than the applicable Offering Period, either

--------------------------------------------------------------------------------
                                                                          Page 6
--------------------------------------------------------------------------------


          (i) to withdraw all of the payroll deductions credited to the participant's account under the Plan; or

          (ii) to exercise the participant's option for the purchase of stock on the Exercise Date next following the date of the participant's death for the purchase of the number of full shares which the participant's accumulated payroll deductions, at the date of the participant's death, will purchase at the applicable price, and any excess deductions will be returned to said beneficiary. In the event that no such written notice of election shall be duly received by the appropriate payroll department of the Company, the beneficiary shall automatically be deemed to have elected to withdraw the payroll deductions credited to the participant at the date of the participant's death and the same will be paid promptly to said beneficiary.

11.  INTEREST

     No interest will be paid or allowed on any money paid into the Plan or credited to any participant.


12.  STOCK

     (a) The maximum number of shares of Common Stock available for issuance and purchase by participants under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Paragraph 17, shall be 500,000 shares of Common Stock, par value $.01 per share, of the Company. If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available, the Company shall make a pro rata allocation of the shares available for delivery and distribution in an equitable manner, with the balances of payroll deductions credited to each participant under the Plan carried forward to the next Exercise Period in the applicable Offering Period or returned to the participant if the participant so chooses, by giving written notice to their payroll department to this effect.

     (b) The participant will have no interest in stock underlying his/her option until such option has been exercised.

     (c) The Committee, in its sole discretion, may establish a minimum holding period, if any, for shares of stock acquired pursuant hereto by any participant or his beneficiary pursuant to Paragraph 14 hereof. Certificates representing said shares of stock issued pursuant to this Plan may bear legends to that effect.

13.  ADMINISTRATION

--------------------------------------------------------------------------------
                                                                          Page 7
--------------------------------------------------------------------------------


     The Plan shall be administered by the Committee. The interpretation and construction of any provision of the Plan and adoption of rules and regulations for administering the Plan shall be made by the Committee. Determinations made by the Committee with respect to any matter or provision contained in the Plan shall be final, conclusive and binding upon the Company and upon all participants, their heirs or legal representatives. Any rule or regulation adopted by the Committee shall remain in full force and effect unless and until altered, amended, or repealed by the Committee.

14.  DESIGNATION OF BENEFICIARY

     A participant shall file with their payroll department a written designation of a beneficiary who is to receive any Common Stock and/or cash under the Plan. Such designation of beneficiary may be changed by the participant at any time by written notice. Upon the death of a participant and upon receipt by the Company of proof of the identity and existence at the participant's death of a beneficiary validly designated by him under the Plan, the Company shall deliver such Common Stock and/or cash to such beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such Common Stock and/or cash to the executor or administrator of the estate of the participant. No beneficiary shall prior to the death of the participant by whom he has been designated, acquire any interest in the Common Stock and/or cash credited to the participant under the Plan.

15.  TRANSFERABILITY

     Neither payroll deductions credited to a participant nor any rights with regard to the exercise of an option or to receive Common Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Paragraph 10(a).

16.  USE OF FUNDS

     All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

17.  EFFECT OF CHANGES OF COMMON STOCK

     If the Company shall subdivide or reclassify the Common Stock which has been or may be optioned under this Plan, or shall declare thereon any dividend payable in shares of such Common Stock, or shall take any other action of a similar nature affecting such Common Stock, then the number and class of shares of Common Stock which may thereafter be optioned (in the aggregate and to any participant) shall be adjusted accordingly and in the case of each option outstanding at the time of any such action, the number and class of

--------------------------------------------------------------------------------
                                                                          Page 8
--------------------------------------------------------------------------------



     shares which may thereafter be purchased pursuant to such option and the option price per share shall be adjusted to such extent as may be determined by the Committee, with the approval of independent public accountants and counsel, to be necessary to preserve the rights of the holder of such option.

18.  AMENDMENT OR TERMINATION

     The Board may at any time terminate or amend the Plan. No such termination shall affect options previously granted, nor may an amendment make any change in any option theretofore granted which would adversely affect the rights of any participant holding options under the Plan.


19.  NOTICES

     All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received by the participant's payroll department.

20.  MERGER OR CONSOLIDATION

     If the Company shall at any time merge into or consolidate with another corporation, the holder of each option then outstanding will thereafter be entitled to receive at the next Exercise Date upon the exercise of such option for each share as to which such option shall be exercised, the securities or property which a holder of one share of the Common Stock was entitled to upon and at the time of such merger or consolidation. In accordance with this Paragraph and Paragraph 17, the Committee shall determine the kind and amount of such securities or property which such holder of an option shall be entitled to receive. A sale of all or substantially all of the assets of the Company shall be deemed a merger or consolidation for the foregoing purposes.

21.  APPROVAL OF STOCKHOLDERS

     The Plan is subject to the approval of the stockholders of the Company at their next annual meeting or at any special meeting of the stockholders for which one of the purposes of such a special meeting shall be to act upon the Plan.

22.  GOVERNMENTAL AND OTHER REGULATIONS

     The Plan, and the grant and exercise of the rights to purchase shares hereunder, and the Company's obligation to sell and deliver shares upon the exercise of rights to purchase shares, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may, in the opinion of counsel for the Company, be required. The Plan shall be governed by, and

--------------------------------------------------------------------------------
                                                                          Page 9
--------------------------------------------------------------------------------


     construed and enforced in accordance with, the provisions of Sections 421, 423 and 424 of the Code and the substantive laws of the Commonwealth of Massachusetts. In the event of any inconsistency between such provisions of the Code and any such laws, said provisions of the Code shall govern to the extent necessary to preserve favorable federal income tax treatment afforded employee stock purchase plans under Section 423 of the Code.